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                                                                   EXHIBIT 11


                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
                    Computation of Per Share Earnings (Loss)
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                                  Basic                           1997             1996              1995
                                  -----                           ----             ----              ----

Earnings (Loss)
   Continuing operations                                     $   (397,900)     $    389,600      $    165,900
   Loss from discontinued operations                           (1,246,400)       (1,491,400)         (114,300)
   Gain (loss) on disposition of discontinued operations                            650,000           100,000
                                                             ------------      ------------      ------------
Net earnings (loss)                                          $ (1,644,300)     $   (451,800)     $    151,600
                                                             ============      ============      ============

Common shares outstanding:
   Weighted average common shares outstanding                   8,887,000         8,887,000        10,112,000
                                                             ============      ============      ============

Earnings (loss) per common share:
   Continuing operations                                     $       (.05)     $        .04      $        .02
   Loss from discontinued operations                                 (.14)             (.16)             (.01)
   Gain (loss) on disposition of discontinued operations                       $        .07      $        .01
                                                             ------------      ------------      ------------
Earnings (loss) per common share                             $       (.19)     $       (.05)     $        .02
                                                             ============      ============      ============

                                 Diluted                         1997               1996              1995
                                 -------                         ----               ----              ----
Earnings (Loss)

   Continuing operations                                     $   (397,900)     $    389,600      $    165,900
   Loss from discontinued operations                           (1,246,400)       (1,491,400)         (114,300)
   Gain (loss) on disposition of discontinued operations                            650,000           100,000
                                                             ------------      ------------      ------------
Net earnings (loss)                                          $ (1,644,300)     $   (451,800)     $    151,600
                                                             ============      ============      ============

Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                   8,887,000         8,887,000        10,112,000
   Assumed conversion of convertible preferred stock                              1,725,000         1,635,000
                                                             ------------      ------------      ------------
   Weighted average common shares outstanding                   8,887,000        10,612,000        11,747,000
                                                             ============      ============      ============

Earnings (loss) per common share:
   Continuing operations                                     $       (.05)     $        .03      $        .01
   Loss from discontinued operations                                 (.14)             (.14)             (.01)
   Gain (loss) on disposition of discontinued operations                                .06               .01
                                                             ------------      ------------      ------------
Earnings (loss) per common share                             $       (.19)     $       (.05)     $        .01
                                                             ============      ============      ============
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